Exhibit 99.1

Novatel Wireless Reports First Quarter 2013 Financial Results

  Consolidated first quarter revenue increases 22% sequentially
  Mobile Computing revenue increases 18% sequentially
  Machine-to-Machine revenue increases 52% sequentially

SAN DIEGO--(BUSINESS WIRE)--May 7, 2013--Novatel Wireless, Inc. (NASDAQ: NVTL), a leading provider of intelligent wireless solutions, announced financial results for the first quarter ended March 31, 2013.

Revenue in the first quarter was $85.9 million, up 22% compared to $70.7 million in the fourth quarter of 2012. GAAP net loss in the quarter was $9.1 million, or $(0.27) per share, up from a loss of $14.9 million, or $(0.44) per share, in the fourth quarter of 2012. On a non-GAAP basis, net loss for the quarter was $7.4 million, or $(0.22) per share, up from a loss of $12.6 million, or $(0.38) per share, in the fourth quarter of 2012. A reconciliation of GAAP to non-GAAP measures is included in the accompanying tables.

“In the first quarter we experienced solid demand for our new product lines in both M2M and mobile computing, driving double-digit sequential revenue growth and bottom line improvement,” said Peter Leparulo, CEO of Novatel Wireless. “Our M2M business improved significantly in the first quarter, growing over 50% sequentially, the majority of which came from sales of our next generation CDMA products. We are expanding our footprint with existing key customers and have several design wins with industry-leading prospects, underscoring the effectiveness of our increasingly direct sales model. In mobile computing, we saw healthy sales order cycles, particularly for the successful introduction of our MiFi® 5510, which launched during the quarter. We are also pleased to have launched the MiFi 2 with Bell, the latest carrier offering this critically acclaimed product. Both of these products are built on our highly extendable MiFi technology platform, the applications for which are just beginning to be tapped with the proliferation of 4G network availability.”

Recent Business Highlights

  Novatel Wireless commercially launched its MiFi 2 — the first mobile hotspot with a touchscreen display and the most feature rich mobile hotspot in the market — with Bell on Canada's largest 4G LTE Network in March 2013.
  On February 24, 2013, Novatel Wireless introduced the N4A® cloud-based Device Manager 4.1 which provides enterprise customers with improved time-to-market and tools to effectively manage M2M assets through their entire lifecycle. The N4A Device Manager assists with activation, deployment, maintenance and day-to-day operation in one single, robust, secure and scalable platform.
  Recently, Novatel Wireless received technical approval for its machine-to-machine (M2M) CDMA2000® 1X Enabler® HS 3001 module on Aeris Communications' network. The Enabler HS 3001 is ideal for markets such as security, alarm, telemetry, asset tracking, POS, mHealth, AVL and AMI/AMR looking for high reliability.
  Novatel Wireless recently announced that its MT 3050 device has been selected by Quatenus, a leading Portuguese Systems Integrator, to be integrated into its front-end application platform and bundled with M2M subscription SIM services from Optimus, one of Portugal's largest mobile operators.
  Lastly, Novatel Wireless recently announced additional software advancements to its MiFi technology platform, improving the MiFi user experience with optimized power management software so MiFi users on platforms with enhanced software will be able to enjoy greatly extended usage time, and Content Delivery Optimization for even faster access to their data.

Second Quarter 2013 Business Outlook

The following statements are forward-looking and actual results may differ materially. Please see the section titled, “Cautionary Note Regarding Forward-Looking Statements” at the end of this press release. A more detailed description of risks related to our business is included in the reports filed by the company with the Securities and Exchange Commission.

Our guidance for the second quarter of 2013 reflects current business indicators and expectations as of the date of this release. All figures are approximations based on management’s beliefs and assumptions as of the date of this release.

We enter the second quarter with a healthy order pipeline across our growth initiatives, and are currently forecasting another sequential improvement to our top and bottom lines. We are currently seeing an increase in demand for our new products, as reflected by customer forecasts and orders on hand, which exceeds component supplies because of lead time requirements. Our guidance reflects our current view of our ability to deliver against this greater than expected demand.

Second Quarter 2013
Revenue	$90 - $98 million

Non-GAAP Gross Margin	21% - 22%

Non-GAAP EPS	$(0.13) - $(0.06)

Conference Call Information

Novatel Wireless will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. To access the conference call:

  In the United States, call 1-877-317-6789
  International parties can access the call at 1-412-317-6789

Novatel Wireless will offer a live webcast of the conference call, which will be accessible from the "Investors" section of the company's website at www.NVTL.com. A telephonic replay of the conference call will also be available one hour after the call and will run through May 15, 2013. To hear the replay, parties in the United States may call 1- 877-344-7529 and enter conference code 100 275 64#. International parties may call 1-412-317-0088 and enter the same code.

ABOUT NOVATEL WIRELESS

Novatel Wireless, Inc. is a leader in the design and development of intelligent wireless solutions based on 2G, 3G and 4G technologies. The company delivers specialized wireless solutions to carriers, distributors, retailers, OEMs and vertical markets worldwide. Product lines include MiFi® Intelligent Mobile Hotspots, Ovation™ USB modems, Expedite® embedded modules, Enfora® Mobile Tracking Solutions, Enfora Asset Tracking Solutions, and Enabler® smart M2M modules. These innovative products provide anywhere, anytime communications solutions for consumers and enterprises. Headquartered in San Diego, California, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.nvtl.com. (NVTLF)

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this release constitutes forward-looking statements based on management’s current expectations, assumptions, estimates and projections. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this release related to our financial results for the first quarter ended March 31, 2013 and our outlook for the second quarter of 2013, as well as statements regarding new product launches, are forward-looking. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. The Company therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from the Company’s expectations.

Factors that could cause actual results to differ materially from Novatel Wireless' expectations are set forth as risk factors in the Company's SEC reports and filings and include (1) the future demand for wireless broadband access to data, (2) the growth of wireless wide-area networking, (3) changes in commercially adopted wireless transmission standards and technologies including 3G and 4G standards, (4) continued customer and end user acceptance of the Company's current products and market demand for the Company's anticipated new product offerings, (5) increased competition and pricing pressure from current or future wireless market participants, (6) dependence on third party manufacturers in Asia and key component suppliers worldwide, (7) unexpected liabilities or expenses, (8) the Company’s ability to introduce new products in a timely manner, (9) litigation, regulatory and IP developments related to our products or component parts of our products, (10) the outcome of pending or future litigation, including the current class action securities litigation, (11) the continuing impact of the recent global credit crisis on the value and liquidity of the securities in our investment portfolio, (12) dependence on a small number of customers, (13) the effect of changes in accounting standards and in aspects of our critical accounting policies and (14) the Company's plans and expectations relating to strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives.

These factors, as well as other factors described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially. Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures

Novatel Wireless has provided in this release financial information that has not been prepared in accordance with GAAP. Non-GAAP operating expenses, net income and earnings per share exclude stock-based compensation expenses, charges and benefits related to M&A activities, acquisition-related intangible-asset amortization, a litigation accrual, and merger integration costs. Non-GAAP net income and earnings per share for the full year also exclude the impact of establishing a valuation allowance related to deferred tax assets and assume a tax rate which management believes reflects its long-term effective tax rate.

Adjusted EBITDA and Non-GAAP net income, earnings per share, operating expenses, and gross margin are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for net income, diluted earnings per share, operating expenses, gross margin or any other performance measure determined in accordance with GAAP. We present adjusted EBITDA and non-GAAP net income, earnings per share, operating expenses, and gross margin because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company's performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance when planning, forecasting and analyzing future periods. The stock-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company’s stock price, stock market volatility, expected option life and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP operating expenses, net income and earnings per share, management excludes stock-based compensation expenses and charges related to M&A activity to facilitate comparability of the Company's operating performance on a period-to-period basis because such expenses are not, in management's review, related to the Company's ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that the use of non-GAAP operating expenses, net income and earnings per share also facilitates a comparison of Novatel Wireless’ underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP operating expenses, net income and earnings per share have limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for GAAP operating expenses, net income and earnings per share. In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Some of the limitations in relying on non-GAAP operating expenses, net income and earnings per share are:

  Other companies, including other companies in our industry, may calculate non-GAAP operating expenses, net income and earnings per share differently than we do, limiting their usefulness as a comparative tool.
  The Company's income tax expense will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP operating expenses, net income and earnings per share reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP operating expenses, net income, earnings per share and gross margin. For more information, see the consolidated statements of operations and the "Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income" contained in this press release.

(C) 2013 Novatel Wireless. All rights reserved. MiFi, Expedite, Enabler, Enfora, N4A, and the Novatel Wireless name and logo are trademarks of Novatel Wireless, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2013	2012
	(Preliminary and unaudited)
ASSETS

Current assets:

Cash and cash equivalents	$18,272	$16,044
Restricted cash	661	-
Marketable securities	25,834	38,064
Restricted marketable securities	4,161	-
Accounts receivable, net	43,521	42,652
Inventories	30,190	39,016
Deferred tax assets, net	126	126
Prepaid expenses and other	4,780	4,829
Total current assets	127,545	140,731

Property and equipment, net	14,236	15,229

Marketable securities	9,862	1,201

Intangible assets, net	2,887	3,163

Deferred tax assets, net	534	584

Other assets	619	623
Total assets	$155,683	$161,531

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$43,207	$45,732
Accrued expenses	28,234	27,800
Short-term bridge loan facility	4,822	-
Total current liabilities	76,263	73,532

Other long-term liabilities	2,454	2,552

Total liabilities	78,717	76,084

Stockholders' equity:

Common stock	34	34
Additional paid-in capital	439,121	438,477
Accumulated other comprehensive income (loss)	11	14
Accumulated deficit	(337,200)	(328,078)
	101,966	110,447
Treasury stock at cost	(25,000)	(25,000)
Total stockholders' equity	76,966	85,447

Total liabilities and stockholders' equity	$155,683	$161,531

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2013	2012
	(Preliminary and unaudited)	(Unaudited)

Net revenues	$85,921	$100,150
Cost of net revenues	69,073	79,162
Gross profit	16,848	20,988

Operating costs and expenses:
Research and development	13,811	15,829
Sales and marketing	5,756	7,678
General and administrative	6,326	5,534
Goodwill and intangible assets impairment	-	29,337
Amortization of purchased intangible assets	140	437
Total operating costs and expenses	26,033	58,815

Operating loss	(9,185)	(37,827)

Other income (expense):
Interest income, net	57	83
Other income (expense), net	(77)	7

Loss before income taxes	(9,205)	(37,737)

Income tax (benefit) provision	(83)	184

Net loss	$(9,122)	$(37,921)

Per share data:

Net loss per share:
Basic and diluted	$(0.27)	$(1.17)

Weighted average shares used in computation of
net loss per share:
Basic and diluted	33,717	32,296

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31,
	2013	2012
	(Preliminary and unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(9,122)	$(37,921)
Adjustments to reconcile net loss to
net cash provided by (used in) operating activities:
Depreciation and amortization	2,310	3,993
Loss on goodwill and purchased intangible assets impairment	-	29,337
Provision for bad debts	156	38
Inventory provision	65	251
Share-based compensation expense	949	1,834
Non-cash income tax expense (benefit)	(120)	111
Changes in assets and liabilities:
Accounts receivable	(1,026)	(12,984)
Inventories	8,761	(1,247)
Prepaid expenses and other assets	55	(1,865)
Accounts payable	(644)	(2,683)
Accrued expenses, income taxes, and other	499	2,913
Net cash provided by (used in) operating activities	1,883	(18,223)
Cash flows from investing activities:
Purchases of property and equipment	(2,852)	(1,170)
Purchases of marketable securities	(3,754)	(11,145)
Marketable securities maturities/sales	3,159	5,474
Net cash used in investing activities	(3,447)	(6,841)
Cash flows from financing activities:
Proceeds from the issuance of short-term debt	7,000	-
Principal repayments of short-term debt	(2,178)	-
Restricted cash on short-term debt	(661)	-
Principal payments under capital lease obligations	-	(29)
Proceeds from stock option exercises and ESPP net of taxes paid on
vested restricted stock units	(304)	(211)
Net cash provided by (used in) financing activities	3,857	(240)
Effect of exchange rates on cash and cash equivalents	(65)	15
Net increase (decrease) in cash	2,228	(25,289)
Cash and cash equivalents, beginning of period	16,044	47,069
Cash and cash equivalents, end of period	$18,272	$21,780

Novatel Wireless, Inc.
Preliminary Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
Three Months Ended March 31, 2013
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2013

	Net Income (Loss)	Income (Loss) Per Share, Diluted

GAAP net loss	$(9,122)	(0.27)

Adjustments:
Share-based compensation expense (a)	949	0.03

Acquisition related charges (b)	224	0.00

Income tax adjustments (c)	(120)	(0.00)

Severance (d)	663	0.02
Non-GAAP net loss	$(7,406)	$(0.22)

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(b) Adjustments reflect amortization of purchased intangibles.

(c) Adjustments for uncertain tax benefits and valuation provisions on deferred tax assets.

(d) Adjustments reflect reduction in force costs.

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Preliminary Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended March 31, 2013
(in thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Severance (c)	Non-GAAP

Cost of net revenues	$69,073	$(24)	$84	$40	$68,973

Operating costs and expenses:
Research and development	13,811	291	-	433	13,087
Sales and marketing	5,756	204	-	185	5,367
General and administrative	6,326	478	-	5	5,843
Goodwill and intangible assets impairment	-	-	-	-	-
Amortization of purchased intangibles	140	-	140	-	-
Total operating costs and expenses	$26,033	973	140	623	$24,297

Total		$949	$224	$663

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(b) Adjustments reflect amortization of purchased intangibles.

(c) Includes adjustment for reduction in force costs.

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Preliminary Reconciliation of GAAP Loss before Income Taxes to Adjusted EBITDA
Three Months Ended March 31, 2013
(in thousands)
(Unaudited)

Three Months Ended
March 31, 2013

Loss before income taxes	$(9,205)
Depreciation and amortization	2,310
Share-based compensation expense	949
Severance	663
Other expense (income)	20
Adjusted EBITDA	$(5,263)

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

NOVATEL WIRELESS, INC.
Segment Reporting
Three Months Ended March 31, 2013 and 2012
(in thousands)

	Three Months Ended
	March 31,
	2013	2012
	(Preliminary and unaudited)	(Unaudited)
Net revenues by reportable segment:
Mobile Computing Products	$75,620	$90,878
M2M Products and Solutions	10,301	9,272
Total	$85,921	$100,150

Operating loss by reportable segment:
Mobile Computing Products	$(5,500)	$(3,470)
M2M Products and Solutions	(3,685)	(34,357)
Total	$(9,185)	$(37,827)

	March 31,	December 31,
	2013	2012
	(Preliminary and unaudited)
Identifiable assets by reportable segment:
Mobile Computing Products	$133,858	$141,045
M2M Products and Solutions	21,825	20,486
Total	$155,683	$161,531

CONTACT:
Investors
The Blueshirt Group for Novatel Wireless
Chris Danne and Matthew Hunt
415-217-5865 or 415-489-2194
chris@blueshirtgroup.com
matt@blueshirtgroup.com
or
Media:
Charlotte Rubin
858-812-3431
crubin@nvtl.com